Exhibit 99.1

Rosetta Stone Inc. Reports First Quarter 2009 Results

ARLINGTON, VA—May 11, 2009 — Rosetta Stone Inc. (NYSE:RST) today announced financial results for the company’s fiscal first quarter ended March 31, 2009.

Total revenue for the first quarter was $50.3 million, an increase of 41%, compared to $35.6 million in the prior year period.  GAAP net income for the first quarter was $3.2 million, or $0.19 per share, compared to a GAAP net loss of $432,000, or $(0.23) per share, in the prior year period.  Non-GAAP net income, which excludes stock-based compensation expense and amortization of intangibles, was $3.5 million, or $0.20 per share, as compared to non-GAAP net income of $226,000, or $0.01 per share, in the prior year period.  A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“We are pleased with the company’s financial performance in the first quarter, which was highlighted by strong revenue growth, continued market share gains and expanding profitability margins.  There is a large and growing interest in language learning among individuals and institutions alike, and Rosetta Stone is uniquely positioned to capitalize on this demand as a result of our innovative approach to language learning,” said Tom Adams, President and Chief Executive Officer of Rosetta Stone Inc.

Adams added, “During April, Rosetta Stone achieved an important company milestone by successfully completing its initial public offering in the face of a challenging stock market environment.  We believe this event and on-going public status will help to further reinforce Rosetta Stone’s already significant brand leadership position in the language learning market.”

Other First Quarter 2009 Financial Highlights

•                  Revenue Mix - Product revenue for the first quarter was $42.8 million, or 85% of total revenues, while subscription and service revenue was $7.5 million, representing the remaining 15% of total revenues.  Consumer revenue was $40.4 million, or 80% of total revenues, while Institutional revenue was $9.9 million, representing the remaining 20% of total revenues.

•                  GAAP and non-GAAP Operating Income - GAAP operating income for the first quarter was $5.5 million, or 10.9% of revenues, compared to an operating loss of $56,000 for the first quarter of 2008.  Non-GAAP operating income, which excludes stock-based compensation expense and amortization of intangibles, was $6.0 million for the first quarter, or 11.9% of revenues.  This represented an increase of $1.0 million, or 2.8% of revenues, for the same period in 2008.

•                  Adjusted EBITDA - Adjusted EBITDA, which excludes the impact of stock-based compensation expense, was $7.3 million, or 14.5% of revenues, for the first quarter as compared to $2.2 million, or 6.3% of revenues, for the same period in 2008.

•                  Cash - Cash and Cash Equivalents at March 31, 2009 was $29.4 million, which does not include approximately $34.2 million in net proceeds generated from the completion of the company’s initial public offering in April 2009.

Non-GAAP Financial Measures

This press release contains four non-GAAP financial measures:  non-GAAP net income, non-GAAP net income per share, adjusted EBITDA, and non-GAAP operating income. Management believes that these non-GAAP measures of financial results provide useful information to investors regarding certain financial and business trends relating to the company’s financial condition and results of operations.  Management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the company’s board of directors. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded from these non-GAAP financial measures.

In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. Rosetta Stone urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.

Webcast and Conference Call

This news release and the accompanying tables should be read in conjunction with the additional content that is available on the company’s website, which includes supplemental financial information as well as a webcast of a conference call that the company will host to discuss the first quarter 2009 financial results and its outlook for fiscal year 2009.  The conference call is scheduled for May 11, 2009 at 4:30 p.m. eastern time (ET).

To access this call, dial 888-211-7450 (domestic) or 913-312-6687 (international).  Additionally, a live webcast of the conference call will be available at http://investors.rosettastone.com.   Please access the web site at least 15 minutes prior to the start of the call to register and download and install any necessary software.

Following the conference call, a replay will be available for 48 hours at 888-203-1112 (domestic) or 719-457-0820 (international).  The replay pass code is 4749552.  The web cast of this conference call will be archived.  Individuals can access the webcast, as well as the press release and supplemental financial information, at http://investors.rosettastone.com.

About Rosetta Stone Inc.

Rosetta Stone Inc. is a leading provider of technology-based language learning solutions consisting of software, online services and audio practice tools, primarily under the Rosetta Stone brand.  Rosetta Stone offers its self-study language learning solutions in 31 languages.  Its customers include individuals, educational institutions, armed forces, government agencies and corporations. The company is based in Arlington, Va. For more information, visit www.RosettaStone.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “project,” “believe,” “plan,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “plan,” “believe,” “seek,” “may,” or “will.”  These forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: demand for language learning software; the advantages of our products, technology, brand and business model as compared to others; our ability to maintain effective internal controls or to remediate material weaknesses; our cash needs and expectations regarding cash flow from operations; our product development plans, including our plans to develop new web-based services and expansion of our product portfolio; our plans regarding expansion of our marketing initiatives and sales force; our international expansion plans; our plans to increase our kiosks and retail relationships; our ability to manage and grow our business and execution of our business strategy; our financial performance; and the costs associated with being a public company and the other factors described more fully in the Company’s filings with the Securities and Exchange Commission, including our Prospectus filed with the U.S. Securities and Exchange Commission on April 16, 2009. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

We have assessed and will continue to assess the impact on our business of the general economic downturn and the related impact on consumer spending in particular. Approximately eighty percent of our revenue comes from the consumer segment. While we cannot predict what impact the general economic environment will have on our business, to date the impact has not been material to our balance sheet, results of operations or cash flows.

Investor Contact:

Christopher Martin

cmartin@rosettastone.com

703.387.5927

Media Contact:

Reilly Brennan

rbrennan@rosettastone.com

703.387.5863

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2009	2008
Revenue:
Product	$42,839	$30,218
Subscription and service	7,445	5,367
Total revenue	50,284	35,585

Cost of revenue:
Cost of product revenue	5,943	4,030
Cost of subscription and service revenue	484	506
Total cost of revenue	6,427	4,536

Gross margin	43,857	31,049

Operating expenses
Sales and marketing	23,612	18,045
Research and development	4,843	4,532
General and administrative	9,887	8,528
Total operating expenses	38,342	31,105

Income (loss) from operations	5,515	(56)

Other income and expense:
Interest income	30	216
Interest expense	(315)	(296)
Other income	97	287
Total other income (expense)	(188)	207

Income (loss) before income taxes	5,327	151
Income tax provision (benefit)	2,132	583

Net income (loss)	$3,195	$(432)

Earnings (loss) per share:
Basic	$1.65	$(0.23)
Diluted	$0.19	$(0.23)

Common shares and equivalents outstanding:
Basic weighted average shares	1,939	1,864
Diluted weighted average shares	17,095	1,864

ROSETTA STONE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31,	December 31,
	2009	2008
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$29,356	$30,626
Restricted cash	34	34
Accounts receivable (net of allowance for doubtful accounts of $1,268 and $1,103, respectively)	19,708	26,497
Inventory, net	6,230	4,912
Prepaid expenses and other current assets	9,056	6,598
Deferred income taxes	2,282	2,282
Total current assets	66,666	70,949

Property and equipment, net	16,341	15,727
Goodwill	34,199	34,199
Intangible assets, net	10,612	10,645
Deferred income taxes	6,828	6,828
Other assets	697	470
Total assets	$135,343	$138,818

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,461	$3,207
Accrued compensation	5,932	8,570
Other current liabilities	17,738	21,353
Deferred revenue	14,234	14,382
Current maturities of long-term debt - related party	—	4,250
Total current liabilities	40,365	51,762

Long-term debt - related parties	9,929	5,660
Deferred revenue	1,468	1,362
Other long-term liabilities	908	963
Total liabilities	52,670	59,747

Commitments and contingencies

Stockholders’ equity:
Class A, Series A-1 Convertible Preferred Stock, $0.001 par value; 269 shares authorized; 269 and 269 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	26,876	26,876
Class A, Series A-2 Convertible Preferred Stock, $0.001 par value; 178 shares authorized; 178 and 178 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	17,820	17,820
Class B Convertible Preferred Stock, $0.001 par value; 111 and 111 issued and outstanding at March 31, 2009 and December 31, 2008, respectively	11,341	11,341
Class A Convertible Common Stock, $0.00005 par value; 900 shares authorized; zero shares issued and outstanding	—	—
Class B Convertible Common Stock,$0.00005 par value; 20,000 shares authorized; zero shares issued and outstanding	—	—
Non-designated common stock, $0.00005 par value, 39,100 shares authorized, 1,950 and 1,936 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	1	1
Additional paid-in capital	11,287	10,814
Accumulated income	15,617	12,422
Accumulated other comprehensive loss	(269)	(203)
Total stockholders’ equity	82,673	79,071
Total liabilities and stockholders’ equity	$135,343	$138,818

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2009			March 31, 2008
	GAAP	Adjustments	non-GAAP	GAAP	Adjustments	non-GAAP
Revenue:
Product	$42,839	$—	$42,839	$30,218	$—	$30,218
Subscription and service	7,445	—	7,445	5,367	—	5,367
Total revenue	50,284	—	50,284	35,585	—	35,585

Cost of revenue:
Cost of product revenue (1)	5,943	(3)	5,940	4,030	(14)	4,016
Cost of subscription and service revenue	484	—	484	506	—	506
Total cost of revenue	6,427	(3)	6,424	4,536	(14)	4,522

Gross margin	43,857	3	43,860	31,049	14	31,063

Operating expenses
Sales and marketing(2)	23,612	(87)	23,525	18,045	(784)	17,261
Research and development(3)	4,843	(147)	4,696	4,532	(80)	4,452
General and administrative(4)	9,887	(273)	9,614	8,528	(219)	8,309
Total operating expenses	38,342	(507)	37,835	31,105	(1,083)	30,022

Income (loss) from operations	5,515	510	6,025	(56)	1,097	1,041

Other income and expense:
Interest income	30	—	30	216	—	216
Interest expense	(315)	—	(315)	(296)	—	(296)
Other income	97	—	97	287	—	287
Total other income (expense)	(188)	—	(188)	207	—	207

Income (loss) before income taxes	5,327	510	5,837	151	1,097	1,248
Income tax provision (benefit)(5)	2,132	204	2,336	583	439	1,022

Net income (loss)	$3,195	$306	$3,501	$(432)	$658	$226

Earnings (loss) per share:
Basic	$1.65		$1.81	$(0.23)		$0.12
Diluted	$0.19		$0.20	$(0.23)		$0.01

Common shares and equivalents outstanding:
Basic weighted average shares	1,939		1,939	1,864		1,864
Diluted weighted average shares	17,095		17,095	1,864		16,794

(1)	Represents stock based compensation expense of $3 and $1 in 2009 and 2008, respectively as well as amortization of intangibles expense of $13 in 2008.
(2)	Represents stock based compensation expense of $54 and $33 in 2009 and 2008, respectively as well as amortization of intangibles expense of $33 and $751 in 2009 and 2008, respectively.
(3)	Represents stock based compensation expense of $147 and $80 in 2009 and 2008, respectively.
(4)	Represents stock based compensation expense of $273 and $219 in 2009 and 2008, respectively.
(5)	Non-GAAP tax rate of 40%

ROSETTA STONE INC.

Reconciliation of Adjusted EBITDA to Net Income (Loss)

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2009
	2009	2008

Net income (loss)	$3,195	$(432)
Interest expense, net	284	80
Income tax expense	2,132	583
Depreciation and amortizatin	1,224	1,667
Stock-based compensation	477	333
Adjusted EBITDA	$7,312	$2,231